Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$262,630
Unrealized Gain (Loss) on Market Value of Commodity Futures	5,942,509
Dividend Income	385
Interest Income	84
ETF Transaction Fees	350
Total Income (Loss)	$6,205,958

Expenses
General Partner Management Fees	$13,920
Professional Fees	6,767
Brokerage Commissions	809
Directors' Fees and insurance	1,114
NYMEX License Fee	278
Total Expenses	22,888
Expense Waiver	(6,185)
Net Expenses	$16,703
Net Income (Loss)	$6,189,255

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/22	$16,312,586
Additions (450,000 Shares)	5,449,295
Net Income (Loss)	6,189,255

Net Asset Value End of Month	$27,951,136
Net Asset Value Per Share (1,850,000 Shares)	$15.11

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596